EXHIBIT 10K


                        MICRO COMPONENT TECHNOLOGY, INC.
                     STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                       (AS AMENDED THROUGH APRIL 29, 1999)

                                    ARTICLE I
                                     PURPOSE
            The purpose of this Plan is to provide a means whereby Micro Component Technology, Inc. (the "Company") may be able, by granting options to purchase shares of the Company's Common Stock ("Common Stock"), to attract and retain qualified outside (non-employee) directors, and to motivate such directors, through an increased personal interest in the Company, to exert their best efforts on behalf of the Company, and thus to advance the interests of the Company and its shareholders.

                                   ARTICLE II
                              RESERVATION OF SHARES
            A total of 300,000 shares of authorized but unissued Common Stock is reserved for issue upon the exercise of options granted under the Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for additional options which may be issued to persons eligible under the Plan so long as it remains in effect. Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

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                                   ARTICLE III
                                 ADMINISTRATION
            The Plan shall be administered by the Board of Directors of the Company. The Board shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan. The Board may grant options under the Plan to any director who is not an employee of the Company.

                                   ARTICLE IV
                                GRANT OF OPTIONS
            Each person who becomes an outside director of the Company after this Plan becomes effective shall automatically be granted an option to purchase 10,000 shares of Common Stock immediately upon first being appointed or elected as a director of the Company. Beginning in the 1996 calendar year, each outside director shall also automatically be granted an option to purchase 10,000 shares of Common Stock immediately upon each re-election as a director, or on the anniversary of the prior year's grant in any year in which there is no meeting of the shareholders at which directors are elected. In no event shall a director receive more than one grant in any fiscal year.

                                    ARTICLE V
                                      PRICE
            The option price per share of Common Stock, to be determined from time to time by the Board, shall be not less than the fair market value of such stock on the date an option to purchase

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the same is granted. The fair market value of the Common Stock as of any date shall be equal to the closing sale price of the Common Stock on the next preceding trading date as reported by the NASDAQ Small Cap Market or National Market System, or any other market, system or exchange on which a majority of the trades in the Common Stock occur.

                                   ARTICLE VI
                            CHANGES IN PRESENT STOCK
            In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company's present capital stock, appropriate adjustment may be made by the Board in the number and kind of shares and the option price of shares which are or may become subject to options granted or to be granted hereunder.

                                   ARTICLE VII
                               EXERCISE OF OPTIONS
            An optionee shall exercise an option by delivery of a signed, written notice to the Company, specifying the number of shares to be purchased, together with payment of the full purchase price for the shares. The Company may accept payment from a broker on behalf of the optionee and may, upon receipt of signed, written instructions from the optionee, deliver the shares directly to the broker. The date of receipt by the Company of the final item required under this paragraph shall be the date of exercise of the option.

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                                  ARTICLE VIII
                                OPTION PROVISIONS
            Each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Board:

            (a) Payment. The full purchase price of the shares acquired upon exercise of any option shall be paid in cash, by certified or cashier's check, or in the form of shares of Common Stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.

            (b) Exercise Period. The period within which an option must be exercised shall be the earlier of (i) ten years from the date of grant thereof, or (ii) the date which is one year after the director ceases to be a director for any reason. An option may not be exercised during the first year after the date of grant. The option shall become exercisable to the extent of 50 percent of the shares on the first anniversary of the date of grant and 100 percent of the shares on the second anniversary of the date of grant, provided the optionee is still a director on each such anniversary date. To the extent exercisable, an option may be exercised in whole or in part.

            A director who voluntarily declines to stand for re-election after the age of 60 shall not be required to exercise his or her options within one year after he or she ceases to be a director and shall continue to vest in his or her options after he or she ceases to be a director. In no event

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shall any of such director's options be exercisable more than ten years after the date of grant thereof.

            Outstanding options shall become immediately exercisable in full in the event that the Company is acquired by merger, purchase of all or substantially all of the Company's assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

            (c) Rights of Optionee Before Exercise. The holder of an option shall not have the rights of a stockholder with respect to the shares covered by his or her option until such shares have been issued to him or her upon exercise of an option.

            (d) Non-transferability of Option. No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee. In the event of the death of an optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death, by his or her personal representative.

                                   ARTICLE IX
                            RESTRICTIONS ON TRANSFER
            During any period in which the offering of the shares under the Plan is not registered under federal and state securities laws, the optionees shall agree in the Stock Option Agreements

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that they are acquiring shares under the Plan for investment purposes, and not for resale, and that the shares cannot be resold or otherwise transferred except pursuant to registration or unless, in the opinion of counsel for the Company, registration is not required.

            Any restrictions upon shares acquired upon exercise of an option pursuant to the Plan and the Stock Option Agreement shall be binding upon the optionee and his or her heirs, executors, and administrators. Any stock certificate issued under the Plan which is subject to restrictions shall be endorsed so as to refer to the restrictions on transfer imposed by the Plan and by applicable securities laws.

                                    ARTICLE X
                           EFFECTIVE DATE AND DURATION
            The plan shall become effective as of February 15, 1996, and shall continue in effect until February 15, 2006, unless earlier terminated by the Board of Directors pursuant to Article XI.

                                   ARTICLE XI
                      AMENDMENT OR TERMINATION OF THE PLAN
            The Board of Directors of the Company may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable, provided that the provisions relating to timing of option grants, size of grants, and exercise price cannot be amended more than once in any six-month period. In addition, the Board may not terminate the Plan or any options granted thereunder at the time of a merger or other acquisition of the Company, or within six months

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thereafter, without the consent of the optionees. No termination or amendment of the Plan may, without the consent of the optionees to whom any options shall theretofore have been granted, adversely affect the rights of such optionees under such options. Any option granted prior to the expiration or termination of the Plan shall continue in effect according to its terms.

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